EXHIBIT 10.4

Form of Updated August 2011 Non-Employee Director Restricted Stock Unit Award Agreement

INTERNATIONAL RECTIFIER CORPORATION
2000 INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

Participant Name: _______

Number of Stock Units: _____________	(1)

Vesting Schedule:	100% of the Stock Units subject to the Award will vest on the first anniversary of Award Date(1)

Award Date: _________

(1) All share and unit numbers are subject to adjustment under the terms of the Plan.  The Stock Units are subject to acceleration and termination prior to vesting as provided herein.

THIS AGREEMENT is among INTERNATIONAL RECTIFIER CORPORATION, a Delaware corporation (the “Corporation”), and the non-employee member of the Board of Directors (“Non-Employee Director”) of the Corporation named above (the “Participant”), and is delivered under the International Rectifier Corporation 2000 Incentive Plan (Amended and Restated as of November 22, 2004) (the “Plan”).

WITNESSETH

WHEREAS, the Compensation Committee of the Board has approved, the Board has ratified, and the Corporation has granted, effective as of the Award Date, to the Participant with reference to services rendered to the Corporation, in the capacity of a Non-Employee Director, a restricted stock unit award under the Plan (the “Stock Unit Award” or “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered by the Participant and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.            Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.  For purposes of this Agreement, a “Stock Unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock of the Corporation.

2.            Grant.  Subject to the terms of this Agreement and the Plan, the Corporation grants to the Participant a Stock Unit Award with respect to an aggregate number of Stock Units set forth above.  The Corporation acknowledges that the consideration for the shares payable with respect to the Stock Units on the terms set forth in this Agreement shall be the services rendered to the Corporation by the Participant prior to the applicable vesting date, the fair value of which is not less than the par value per share of the Corporation’s Common Stock.

3.            Vesting.  The Stock Units subject to the Award shall vest in installments as set forth in the “Vesting Schedule” set forth above, subject to earlier termination or acceleration and subject to adjustment as provided herein.

4.            Continuance of Services as a Non-Employee Director Required.  Except as otherwise provided herein, the vesting schedule applicable to the Stock Units requires continued service as a Non-Employee Director through the applicable vesting date as a condition to the vesting of the award and the rights and benefits under this Agreement.  Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service.

5.            Dividend and Voting Rights.

(a)          Limitations on Rights Associated with Units.  The Participant shall have no rights as a stockholder of the Corporation, no dividend rights  and no voting rights with respect to the Stock Units or any shares of Common Stock issuable in respect of such Stock Units, until shares of Common Stock are actually issued to and held of record by the Participant.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.

6.            Restrictions on Transfer.  Prior to the time the Stock Units are vested and paid, neither the Stock Units comprising the Award nor any other rights of the Participant under this Agreement or the Plan may be transferred, except as expressly provided in Section 1.9 of the Plan.  No specific exception to the general transfer prohibitions set forth in Section 1.9 of the Plan has been authorized by the Committee.

7.            Timing and Manner of Payment with Respect to Stock Units. Stock Units subject to this Agreement will be paid in an equivalent number of shares of Common Stock within 60 days after the vesting of such Stock Units in accordance with the terms hereof, subject to adjustment as contemplated by Section 9 and subject to earlier payment pursuant to Section 10.  The Participant or other person entitled under the Plan to receive the shares shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 5.4 of the Plan.

8.            Effect of Termination of Services as a Non-Employee Director or Change in Control.

(a)          Forfeiture after Certain Events/Acceleration.  The Participant’s Stock Units shall be extinguished to the extent such Stock Units have not become vested upon the date the Participant is no longer providing services to the Corporation as a Non-Employee Director, regardless of the reason for such termination of services, whether with or without cause, voluntarily or involuntarily; provided, however, that if (i) the Participant incurs a permanent and total disability or dies while providing services as a Non-Employee Director(each event, a “Disability Event”), or (ii) retires with the consent of the Board as determined by a resolution of the Board (or with or without the consent of the Board upon written notice delivered by the Participant to the Board if the sum of the Participant’s years of service to the Board as a Non-Employee Director and age of the Participant is seventy-five years or more) (each, a “Retirement Event”), then if the Stock Units subject to the Award are not then otherwise fully vested, such Stock Units shall become vested upon the date of such Disability Event or Retirement Event, as the case may be.

Absence from service caused by military service or other leave approved in writing by the Committee (and approved or ratified by the Board) shall not be considered a termination of services by the Corporation for purposes of this Section 8.

(b)          Termination of Stock Units.  If any Stock Units are extinguished hereunder, such unvested, extinguished Stock Units, without payment of any consideration by the Corporation, shall automatically terminate and be cancelled without any other action by the Participant, or the Participant’s beneficiary, as the case may be.

(c)          Acceleration Upon Change in Control.  Upon the occurrence of (or, as the circumstances may require, immediately prior to) a Change in Control (as defined below), then any portion of the Stock Units subject to the Award that have not previously vested or terminated shall thereupon vest, unless prior to the Change in Control the Committee determines that benefits under this or other awards will not accelerate upon occurrence of the Change in Control or determines that only certain or limited benefits under some or all awards will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of the Change in Control for such acceleration.  The Committee may accord the Participant a right to refuse any acceleration pursuant to this Agreement, in such circumstances as the Committee may approve.  For purposes of this Agreement, “Change in Control” means any of the following:  (a) approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation; (b) approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not majority-owned subsidiaries of the Corporation, as a result of which 50% or less of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Corporation; (c) approval by the stockholders of the Corporation of the sale or transfer of substantially all of the Corporation’s business and/or assets to a person or entity that is not a Subsidiary of the Corporation; or (d) the occurrence of any of the following: (i) any “person,” alone or together with all “affiliates” and “associates” of such person, without the prior approval of the Board, becomes the “beneficial owner” of more than 50% of the outstanding voting securities of the Corporation (the terms “person,” “affiliates,” “associates” and “beneficial owner” are used as such terms are used in the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder); provided, however, that “Change in Control” shall not be deemed to have occurred if such “person” is the Corporation, any Subsidiary or any employee benefit plan or employee stock plan of the Corporation or of any Subsidiary, or any trust or other entity organized, established or holding shares of such voting securities by, for, or pursuant to the terms of any such plan; or (ii) individuals who at the beginning of any period of two consecutive calendar years constitute a majority of the Board cease for any reason, during such period, to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s stockholders, of each new Board member was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of such period.

9.            Adjustments in Case of Changes in Common Stock.  The Committee may adjust the number of Stock Units subject to this Agreement as provided under Section 5.2 of the Plan.  Upon the occurrence of an Event (as defined below), the Committee shall make adjustments as it deems appropriate in the number and kind of securities or other consideration that may become payable with respect to the Award.  If any adjustment shall be made under Section 5.2 of the Plan or an Event shall occur and the Stock Unit Award has not been fully vested and paid upon such Event or prior thereto, the Stock Unit Award may become payable in securities or other consideration (the “Restricted Property”) rather than in the Common Stock otherwise payable in respect of the Stock Unit Award.  Such Restricted Property shall become payable at the times and in such proportions set forth in Section 7 above or such earlier time as the Committee may authorize pursuant to Section 10 below.  Notwithstanding the foregoing, to the extent that the Restricted Property includes any cash, the commitment hereunder shall become an unsecured promise to pay an amount equal to such cash (with earnings attributable thereto as if such amount had been invested, pursuant to policies established by the Committee, in interest bearing, FDIC insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee) at such times and in such proportions as the Stock Unit Award becomes payable in accordance with Section 7 above.  Notwithstanding the foregoing, the Stock Unit Award and any Common Stock or other securities or property payable in respect of the Stock Unit Award shall continue to be subject to proportionate and equitable adjustments (if any) under Section 5.2 of the Plan consistent with the effect of such events on stockholders generally, as the Committee determines to be necessary or appropriate, and in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights payable in respect of Stock Units granted under the Plan.  All rights of the Participant hereunder are subject to those adjustments.  For purposes of this Agreement, “Event” means a liquidation, dissolution, Change in Control, merger, consolidation, or other combination or reorganization, or a recapitalization, reclassification, extraordinary dividend or other distribution (including a split up or a spin off of the Corporation or any significant Subsidiary), or a sale or other distribution of substantially all the assets of the Corporation as an entirety.

10.         Possible Early Settlement of Award.  The Committee retains the right to accelerate the vesting and payment date of the outstanding and previously unvested Stock Units subject to the Award in connection with an Event, a Change in Control, or the termination of the Participant’s services as a Non-Employee Director.  This Section 10 is not intended to prevent vesting of the Award pursuant to Section 8(c) above or an adjustment to the Award as provided in the Plan or Section 9 above.

11.         Tax Withholding.  Upon the distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall have the right at its option to (a) require the Participant (or the Participant’s beneficiary, as the case may be) to pay or provide for payment in cash of the amount of any taxes which the Corporation may be required to withhold with respect to such distribution or (b) deduct from any amount payable to the Participant the amount of any taxes which the Corporation may be required to withhold with respect to such distribution.  In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Agreement, the Committee may, and hereby delegates the right to the Corporation to, but is not required to, reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

12.         Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office located at 101 N. Sepulveda Boulevard, El Segundo, California 90245, to the attention of the Secretary and to the Participant at the address given beneath the Participant’s signature hereto, or at such other address as either party may hereafter designate in writing to the other.

13.         Plan and Program.  The Award and all rights of the Participant with respect thereto are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference, to the extent such provisions are applicable to Awards granted to persons providing similar services to the Corporation.  The Participant acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof.  Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.  If there is any conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The actions of the Committee taken pursuant to this Agreement shall be subject to the approval or ratification of the Board.

14.         No Service Commitment by Corporation.  Nothing contained in this Agreement or the Plan constitutes a service commitment by the Corporation, affects the Participant’s status as a Non-Employee Director, confers upon the Participant any right to continue to be retained by the Corporation in any capacity, or interferes in any way with the rights of the Board or its shareholders to remove Participant from service under the terms and conditions of the Corporation’s Bylaws and applicable law.

15.         Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust.  The Plan, in and of itself, has no assets.  The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock (subject to adjustments) as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.  By the Participant’s execution of this Agreement, the Participant agrees to the terms and conditions hereof and of the Plan.

INTERNATIONAL RECTIFIER	PARTICIPANT
CORPORATION, a Delaware corporation

By:
Signature
Print Name:
Address
Its:
City, State, Zip Code

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